Exhibit 99.1

For Immediate Release: June 2, 2010

For More Information, Contact:
Duane C. Montopoli, President and Chief Executive Officer
Phone: 603-913-2300
Fax: 603-913-2305

Pennichuck Comments on Factors Affecting Timing and Probability
of Completion of Eminent Domain Settlement with Nashua

MERRIMACK, NH (June 2, 2010) – Pennichuck Corporation (NASDAQ: PNNW) today commented on whether the occurrence of recent events related to its municipalization (i.e., eminent domain) proceeding involving the City of Nashua, New Hampshire (“Nashua”) could, under certain circumstances, affect the timing and probability of completion of a sale of the Company’s stock to Nashua (the Company and Nashua together, the “parties”) in settlement thereof. These comments are not intended to suggest or imply that the parties have agreed to settle or that a comprehensive settlement agreement will be reached in the future.

In a July 2008 order (“Order”), which was reaffirmed in March 2009, the New Hampshire Public Utilities Commission (“NHPUC”) ruled that a condemnation taking of the operating assets of the Company’s Pennichuck Water Works, Inc. regulated utility subsidiary (“PWW”) by the City of Nashua, New Hampshire (“Nashua”) is in the public interest and it set the amount to be paid to PWW for such assets based on a December 31, 2008 measurement date.

On March 25, 2010, the New Hampshire Supreme Court (the “Court”) issued its decision unanimously affirming the NHPUC’s Order in its entirety and, thereafter, neither the Company nor Nashua filed a request for rehearing within the permitted time period. The decision of the Court became effective on April 7, 2010. Accordingly, the NHPUC Order is now final and, provided all conditions and requirements are satisfied, Nashua has the right to take by condemnation the operating assets of PWW pursuant to the terms of the Order and subject to New Hampshire utility municipalization statute RSA 38, Section 38:13 (hereinafter, a “Condemnation Taking”).

RSA 38:13 provides in relevant part:

“Within 90 days of the final determination of the price to be paid [emphasis added] for the plant and property to be acquired under the provisions of RSA 38:8 [agreed sale]...or 38:10 [condemnation taking]...the municipality shall decide whether or not to acquire the plant and property...by a vote to issue bonds... An affirmative vote [to issue such bonds] shall constitute ratification on the part of the municipality of the final determination of the price to be paid for the plant and property... If the ratifying vote provided for in this section shall be in the negative, no other action under this chapter shall be had during the ensuing period of 2 years.”

RSA 38:8 reads as follows:

“The governing body of a municipality may negotiate and agree with the utility upon the price to be paid for such plant and property; provided, however, that such agreement shall not be binding upon the municipality until ratified pursuant to RSA 38:13.”

Under RSA 38:13, the consummation of a Condemnation Taking requires, among other things, an affirmative ratifying vote of Nashua’s Board of Aldermen within the requisite 90-day period specified therein. In the case of a negative vote (or, the Company believes, if no vote is taken) within the 90-day period, the current municipalization process would be terminated and the city would then have to wait 2 years before taking other action to form a municipal water utility. Furthermore, in order to pursue the establishment of a municipal water utility again, the city would have to first obtain a new majority public vote.

In 2007, special New Hampshire legislation was enacted (Chapter 347 of the Laws of 2007) which, among other things, authorized Nashua to purchase and hold the stock of Pennichuck Corporation. Section 5 of that law states in relevant part:

“Notwithstanding the provisions of any law to the contrary, the city of Nashua is authorized to purchase the stock of Pennichuck Corporation...upon agreement with such corporation...For the purpose of obtaining control of the plant and property of Pennichuck Corporation or its subsidiaries, the city may acquire and hold such stock...Except as otherwise provided in this section, the provisions of RSA 38 shall apply to the acquisition of stock by the city.”

Under the following set of facts and assumptions, (1) the Supreme Court decision constitutes the “final determination of the price to be paid” by Nashua such that the 90-day period under RSA 38:13 has been triggered, (2) RSA 38 would generally apply to a purchase of the stock of Pennichuck Corporation by Nashua pursuant to Ch. 347.5 of the Laws of 2007, and (3) there is no affirmative ratifying vote of Nashua’s Board of Aldermen within the 90-day period that satisfies the requirements of RSA 38:13, it could be argued that the 90-day period is now running and that, upon expiration thereof, the 2-year waiting period and requirement of new majority public vote that would apply to the initiation of a new municipalization proceeding would similarly be a condition precedent to an agreed sale of the stock of Pennichuck Corporation to Nashua in settlement thereof.

The Company does not adhere to this view. Among possible other arguments, it is the Company’s position that there has not yet been a “final determination of the price to be paid” by Nashua because the price determined by the NHPUC was for assets owned by PWW as of December 31, 2008, not the assets currently owned by PWW that would be subject to acquisition by the city. More specifically, the valuation by the NHPUC still needs to be adjusted to account for post-2008 PWW capital additions, capital retirements and depreciation. Hence, it is the Company’s belief that the 90-day period under RSA 38:13, even if otherwise applicable, has not begun to run.

Commenting on this matter, Duane C. Montopoli, Pennichuck’s President and Chief Executive, said, “Based on public statements by city officials, we think it unlikely that Nashua will move forward with an eminent domain taking under the terms of the Order. Nevertheless, we continue to believe that a negotiated sale of the stock of Pennichuck Corporation in full settlement of the eminent domain dispute may be the best way to go for both parties and our respective stakeholders. Toward that end, and assuming that RSA 38 would be applicable in the present case, we believe that the earliest possible date the 90-day period could end is July 6, 2010 (i.e., 90 days from April 7, 2010).”

Commenting further, Mr. Montopoli added, “As previously reported, a Pennichuck Corporation stock sale would require the negotiation and resolution of many complex issues and, therefore, no assurance can be given that the city and the Company will ultimately be able to reach agreement on such matters. Also, in addition to approval by the city’s Board of Aldermen, the consummation of such a transaction would be subject to approval by the NHPUC and the Company’s shareholders, and would depend on the availability of financing to Nashua. Finally, there can be no assurance that the Company’s Board of Directors will ultimately conclude that a sale of the Company to the city is in the best interests of the Company’s shareholders.”

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company’s real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation’s common stock trades on the Nasdaq Global Market under the symbol “PNNW.” The Company’s website is at www.pennichuck.com.

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the implications of the New Hampshire Supreme Court’s March 25, 2010 decision affirming the eminent domain order of the NHPUC in favor of the City of Nashua, New Hampshire; the impact of an eminent domain taking by Nashua on business operations and net assets; the possible application of RSA 38:13 to a negotiated sale of the stock of Pennichuck Corporation to Nashua under the 2007 special legislation that authorizes the city to purchase and hold the stock of Pennichuck Corporation in settlement of the municipalization proceeding; legislation and/or regulation and accounting factors affecting Pennichuck Corporation’s financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and the impact of weather. Investors are encouraged to access Pennichuck Corporation’s annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation’s forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.